15950 N. Dallas Parkway, Suite 600 Dallas, Texas 75248 t 972.661.1843 f 972.490.4120

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 30, 2012 included in the “Annual Report to Shareholders” and “Additional Financial Information” incorporated by reference in the “Combined Proxy Statement and Prospectus”.

Travis Wolff, LLP

Dallas, Texas

January 25, 2013

Assurance | Tax | Advisory

Learn more at traviswolff.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Registration Statement on Form N-14 of our report dated February 28, 2012, relating to the financial statements and financial highlights of LKCM Equity Fund, a series of LKCM Funds, appearing in the Annual Report on Form N-CSR of LKCM Funds for the year ended December 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are incorporated by reference in such Registration Statement.

Milwaukee, WI

January 30, 2013